UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 22, 2004

GREENE COUNTY BANCSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	0-14289	62-1222567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Main Street Greeneville, Tennessee	37743-4992
(Address of Principal Executive Offices)	(Zip Code)

(423) 639-5111

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 20, 2004, the Board of Directors of Greene County Bancshares, Inc. (the “Company”) approved the Deferred Compensation Plan for Nonemployee Directors (the “Deferred Compensation Plan”) which, effective July 1, 2004, enables nonemployee directors to defer board and committee meeting fees into certain investment vehicles, including a “deemed” investment in the Company’s common stock. There are currently nine nonemployee directors eligible for participation in the Deferred Compensation Plan, and no nonemployee director is currently participating in the Deferred Compensation Plan.  The Company’s Board of Directors retains the right to declare the Deferred Compensation Plan terminated as to the Company or any group, division, operational unit or affiliate thereof, in which case the Board of Directors may elect to continue to maintain a participant’s account or, before a change in control, as defined in the Deferred Compensation Plan, liquidate and distribute the account to the participant.

On September 20, 2004, the Board of Directors of the Company also approved the Change in Control Protection Plan (the “Change in Control Plan”) which, effective July 1, 2004, provides that certain employees, who execute participation agreements and thereafter remain eligible participants under the terms of the Change in Control Plan, will receive as a change in control payment an amount equal to 1.99 times their “base amount” within the meaning of Section 280G(b)(3) of the Internal Revenue Code (“Section 280G”) if the participant’s employment is terminated under certain circumstances upon a change in control of the Company, as defined in the Change in Control Plan.  The Change in Control Plan grants the Company the right to amend, extend the term of or terminate the Change in Control Plan upon one year’s advance notice; provided, that any such amendment, extension or termination done in contemplation of a change in control, in connection with a change in control or within two years following a change in control shall only apply to those participants who consent individually in writing to the amendment or termination or whose vested benefit or rights under the Change in Control Plan are not adversely affected by such amendment or termination.

On October 22, 2004, the Company entered into Participation Agreements under the Change in Control Plan with each of Steve L. Droke, Ronald E. Mayberry and William F. Richmond.  Pursuant to these Participation Agreements, each employee will receive a payment in the amount of 1.99 times his “base amount” within the meaning of Section 280G if, on or after a change in control, as defined in the Change in Control Plan, he resigns from the Company for “good reason” or his employment is terminated by the Company without “cause”, as those terms are defined in the Change in Control Plan.  The Participation Agreements terminate on the first to occur of the following:

•                                          termination of an employee’s employment prior to a change in control;

•                                          termination of an employee’s employment following a change in control for other than a “covered termination”, as defined in the Change in Control Plan;

•                                          two years following a change in control; and

•                                          upon three months written notice of termination by the Company which notice must be given prior to a change in control.

Item 9.01.  Financial Statements and Exhibits

(c)           Exhibits

10.1	Greene County Bancshares, Inc. Deferred Compensation Plan for Nonemployee Directors.

10.2	Greene County Bancshares, Inc. Change in Control Protection Plan.

10.3	Participation Agreement dated as of October 22, 2004 by and between the Company and Steve L. Droke.

10.4	Participation Agreement dated as of October 22, 2004 by and between the Company and Ronald E. Mayberry.

10.5	Participation Agreement dated as of October 22, 2004 by and between the Company and William F. Richmond.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENE COUNTY BANCSHARES, INC.

	By:	/s/ R. Stan Puckett
R. Stan Puckett

Chairman of the Board and Chief Executive Officer
(Duly Authorized Representative)

Date: October 26, 2004

EXHIBIT INDEX

10.1	Greene County Bancshares, Inc. Deferred Compensation Plan for Nonemployee Directors.

10.2	Greene County Bancshares, Inc. Change in Control Protection Plan.

10.3	Participation Agreement dated as of October 22, 2004 by and between the Company and Steve L. Droke.

10.4	Participation Agreement dated as of October 22, 2004 by and between the Company and Ronald E. Mayberry.

10.5	Participation Agreement dated as of October 22, 2004 by and between the Company and William F. Richmond.